Exhibit 23.1

                   LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW


                                  June 6, 2007

Mr. Craig Lindsay, CEO
Yellow Hill Energy, Inc.
250-409 Granville Street
Vancouver, BC V6C 1T2

Re: Consent to Use Legal Opinion in Form SB-2
    Registration Statement - Yellow Hill Energy, Inc.


Dear Mr. Lindsay:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                    Regards,

                                    BATCHER ZARCONE & BAKER, LLP


                                    /s/ Karen A. Batcher, Esq.